SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2003

CommerceSouth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29422	63-0989868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Broad Street, Eufaula, Alabama 36027		36027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (334) 687-3581

Eufaula BancCorp, Inc.

(Former name or former address, if changed since last report)

Item 11. Temporary Suspension of Trading under Registrant’s Employee Benefit Plan.

On November 19, 2003, the registrant issued a notice of a blackout period and notified its officers and directors of such blackout period regarding the Eufaula BancCorp, Inc. Retirement Plan. The blackout relates to CommerceSouth common stock and will commence December 19, 2003. A copy of the November 19, 2003 notice is attached as Exhibit 99.1.

Interested parties may contact Greg Faison, CommerceSouth, Inc., 224 East Broad Street, Eufaula, Alabama 36027, 334/687-3581.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated December 18, 2003.

COMMERCESOUTH, INC.

By:	/s/ Greg Faison

President and CEO

Important Notice Concerning Your Rights Under the

Eufaula BancCorp, Inc. Retirement Plan

Date of Notice: November 19, 2003

This notice is to inform you that, effective December 19, 2003, the above Plan will impose a blackout period in order that stock in CommerceSouth, Inc. held in Plan accounts can be properly accounted for and exchanged for cash and BankTrust common stock as part of the merger of CommerceSouth, Inc. and BankTrust Financial Group, Inc. which merger is contingent upon shareholder approval.

As a result of this blackout required by our record keeper, The Trust Company of Sterne, Agee & Leach, Inc., to account properly for the merger transaction, you temporarily will be unable to direct or diversify investments in your individual accounts in the Plan, obtain a loan from the Plan, or obtain a distribution from the Plan. This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

The blackout period for the plan will begin for Plan investments and distributions on December 19, 2003, and will end on January 4, 2004, but every effort will be made to end the blackout earlier. You will be notified when the blackout is over. In the event that the merger receives approval at a date earlier than December 19, 2003, then the blackout period could begin on an earlier date. We will notify you if this will occur but you should plan in advance how you wish to position the investments in your Plan account during the blackout period as soon as reasonably convenient.

During the blackout period between December 19, 2003 and January 4, 2004, you will be unable to direct or diversify the assets held in your plan account. During this period, your investment selections in effect before the blackout period will be maintained. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period.

For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.

If you have any questions concerning this notice, you should contact:

[Name or Department]

Telephone Number:

Address

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